UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2026

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Employment Agreement and Equity Award

On February 12, 2026, Mr. John W. Chidsey was appointed as the President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd. (“NCLH”), which is the direct parent company of NCL Corporation Ltd. (the “Company”), and the Company. In connection with Mr. Chidsey’s appointment as President and Chief Executive Officer, on March 26, 2026, a subsidiary of NCLH entered into an employment agreement with Mr. Chidsey and NCLH entered into a restricted share unit award agreement with Mr. Chidsey. The material terms of Mr. Chidsey’s employment agreement and restricted share unit award agreement are each described below.

Employment Agreement

Mr. Chidsey’s employment agreement is effective as of February 12, 2026 and has an initial term through March 1, 2030 (the “Expiration Date”). The initial term will automatically renew on the Expiration Date and each anniversary of the Expiration Date thereafter for additional one-year terms unless either NCLH or Mr. Chidsey gives notice of non-renewal within sixty days prior to the end of the term.

Base Salary and Bonus. Mr. Chidsey will receive an annual base salary of $1,715,000, subject to annual review. Beginning with the 2027 fiscal year, Mr. Chidsey will have a target annual bonus opportunity equal to at least 175% of his annual base salary and will have a maximum annual bonus opportunity equal to at least 350% of his annual base salary. Mr. Chidsey’s actual annual bonus for fiscal 2027 and future years will be determined by the Compensation Committee of NCLH based on the achievement of the applicable performance objectives established for each such year. For fiscal 2026, Mr. Chidsey will be eligible to receive a fixed bonus amount equal to $2,900,000.

Severance Terms. If we terminate Mr. Chidsey’s employment without cause, provide notice that his agreement shall not be extended or further extended, or Mr. Chidsey terminates his employment for good reason (each, a “Qualifying Termination”), Mr. Chidsey will be entitled to receive: (i) a severance payment equal to two times his base salary then in effect, payable in substantially equal installments over a period of 12 months, (ii) payment of a pro-rata portion of any annual bonus earned for the year of termination and any earned but unpaid bonus for the prior fiscal year and (iii) reimbursement of premiums to continue medical, vision and dental for eighteen months. If Mr. Chidsey’s Qualifying Termination occurs within three months before or twenty-four months after a change in control of NCLH, Mr. Chidsey’s severance payment will also include a payment equal to two times his target annual bonus. Mr. Chidsey will be entitled to receive a pro-rata portion of any annual bonus earned for the year of termination and any earned but unpaid bonus for the prior fiscal year if his employment terminates because of his death or disability.

Mr. Chidsey’s severance benefits are conditioned on his execution of a general release in favor of the Company and NCLH and his compliance with the restrictive covenants included in his employment agreement.

The foregoing description of Mr. Chidsey’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Restricted Share Unit Award Agreement

As an inducement to Mr. Chidsey’s commencement of employment as President and Chief Executive Officer, Mr. Chidsey was granted a target award of 2,139,892 restricted share units in NCLH. Mr. Chidsey’s restricted share unit award was structured as an “up-front” award with a four-year vesting period that is designed to provide Mr. Chidsey with a meaningful at-risk equity interest in NCLH that may be earned over the initial four-year term of Mr. Chidsey’s employment agreement. Unlike other similarly situated executives, Mr. Chidsey’s employment agreement does not entitle him to participate in NCLH’s 2013 Performance Incentive Plan or any successor equity incentive plan.

967,254 restricted share units, which represent 40% of the total intended value of restricted share units (the “RSUs”), will vest in four substantially equal annual installments on each of the first four annual anniversaries of March 1, 2026. A target number of 1,172,638 restricted share units, which represent 60% of the total intended value of restricted share units (the “PSUs”), will be eligible to “cliff vest” at the end of a four-year performance period, but only if applicable total shareholder return compounded annual growth rate (“TSR CAGR”) targets are achieved by NCLH.

TSR CAGR will be measured following the conclusion of the four-year performance period on December 31, 2029 based on an average NCLH share price measured at both the beginning and end of the TSR CAGR performance period. If NCLH’s TSR CAGR achieved for the performance period is: (i) less than 5%, none of the PSUs will vest, (ii) 5%, 50% of the target number of PSUs will vest, (iii) 10%, 100% of the target number of PSUs will vest, or (iv) 20% or more, 200% of the target number of PSUs will vest. Linear interpolation applies for performance achieved between the TSR CAGR threshold performance level and TSR CAGR maximum performance level. Except as described below, Mr. Chidsey must remain continuously employed through the date the performance targets are achieved in order to vest in any PSUs becoming earned based on performance.

If we terminate Mr. Chidsey’s employment without cause (which includes our decision to not extend or further extend Mr. Chidsey’s employment agreement) or Mr. Chidsey terminates his employment for good reason, Mr. Chidsey will vest in a pro-rata portion of the next unvested annual installment of the RSUs and will be eligible to vest in a pro-rata portion of any PSUs becoming earned based on TSR CAGR performance measured through the date of his termination of employment (which pro-rata vesting treatment for the PSUs based on actual performance will also apply in the event of Mr. Chidsey’s qualified retirement). If we terminate Mr. Chidsey’s employment without cause or Mr. Chidsey terminates his employment for good reason within three months before or twenty-four months after a change in control of NCLH, Mr. Chidsey will vest in all of his unvested RSUs and will be eligible to vest in any PSUs becoming earned based on TSR CAGR performance measured through the date of the change in control. If Mr. Chidsey’s employment terminates because of his death or disability, Mr. Chidsey will vest in all of his unvested RSUs and will be eligible to vest in a pro-rata portion of any PSUs becoming earned based on TSR CAGR performance measured through the date of his termination of employment.

The foregoing description of Mr. Chidsey’s restricted share unit award agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Exhibit Number	Description

10.1	Employment Agreement by and between NCL (Bahamas) Ltd. and John Chidsey, entered into on March 26, 2026.
10.2	Restricted Share Unit Award Agreement by and between NCLH and John Chidsey, entered into on March 26, 2026.
99.1	Press Release, dated March 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2026	NCL CORPORATION LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel, Chief Development Officer and Secretary